EXHIBIT d.3


                                SECOND AMENDMENT
                                ----------------
                            TO AMENDED AND RESTATED
                            -----------------------
                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

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                                SECOND AMENDMENT
                                ----------------
                            TO AMENDED AND RESTATED
                            -----------------------
                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

         THIS AMENDMENT effective as of the 30th day of November, 2005 amends that certain Amended and Restated Investment Advisory Agreement dated as of August 1, 2003 and that First Amendment dated July 29, 2005 (the "Agreement") by and between Phoenix PHOLIOs(sm) (formerly known as Phoenix Partners Select Fund and formerly Phoenix-Aberdeen Series Fund), a Delaware statutory trust (the "Trust") and Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Adviser") as follows:

1. The Phoenix International PHOLIO and Phoenix Diversifier PHOLIO will each become a series of the Trust.

2. Schedule A to the Agreement is hereby deleted in its entirety and Schedule A attached hereto substituted in its place.

3. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

                                         PHOENIX INVESTMENT COUNSEL, INC.


                                         By:    /s/ John H. Beers
                                            --------------------------------
                                         Name:  John H. Beers
                                         Title: Vice President and Clerk


                                         PHOENIX PHOLIOs(sm)

                                         By:    /s/ George R. Aylward
                                            -----------------------------------
                                         Name:  George R. Aylward
                                         Title: Executive Vice President


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                                   SCHEDULE A
                                   ----------
                SERIES                            ANNUAL INVESTMENT ADVISORY FEE
                ------                            ------------------------------
                                                       (AVERAGE NET ASSETS)

Phoenix Conservative Income PHOLIO                             0.10%
Phoenix Diversifier PHOLIO                                     0.10%
Phoenix International PHOLIO                                   0.10%
Phoenix Wealth Accumulator PHOLIO                              0.10%
Phoenix Wealth Builder PHOLIO                                  0.10%
Phoenix Wealth Guardian PHOLIO                                 0.10%
Phoenix Wealth Preserver PHOLIO                                0.10%